Exhibit 4.2

Execution Version

FIRST SUPPLEMENTAL INDENTURE

dated as of June 5, 2024

among

CHS/COMMUNITY HEALTH SYSTEMS, INC.,

the GUARANTORS party hereto,

REGIONS BANK,

as Trustee

and

U.S. BANK TRUST COMPANY, NATIONAL ASSOCIATION,

as Collateral Agent

to the

INDENTURE

dated as of December 22, 2023

among

CHS/COMMUNITY HEALTH SYSTEMS, INC.,

the GUARANTORS party hereto,

REGIONS BANK,

as Trustee

and

U.S. BANK TRUST COMPANY, NATIONAL ASSOCIATION,

as successor to Credit Suisse AG,

as Collateral Agent

Additional $1,225,000,000 10.875% Senior Secured Notes due 2032

This FIRST SUPPLEMENTAL INDENTURE (this “First Supplemental Indenture”), dated as of June 5, 2024, among CHS/COMMUNITY HEALTH SYSTEMS, INC., a Delaware corporation (the “Issuer”), the GUARANTORS party hereto (the “Guarantors”), REGIONS BANK, an Alabama banking corporation, as trustee (the “Trustee”), and U.S. BANK TRUST COMPANY, NATIONAL ASSOCIATION, as collateral agent (the “Collateral Agent”).

RECITALS

WHEREAS, the Issuer, the Guarantors, the Trustee and the Collateral Agent (as successor to Credit Suisse AG) have heretofore executed and delivered an Indenture, dated as of December 22, 2023 (as amended, supplemented or modified prior to the date hereof, the “Indenture”), providing for the issuance on such date by the Issuer of $1,000,000,000 aggregate principal amount of the Issuer’s 10.875 % Senior Secured Notes due 2032 (the “Initial Notes”);

WHEREAS, Section 2.1(a) of the Indenture provides, among other things, that the Issuer may issue, from time to time, in accordance with the provisions of the Indenture, Additional Notes;

WHEREAS, the Issuer has entered into that certain Purchase Agreement, dated as of May 21, 2024, among the Issuer, the Guarantors and UBS Securities LLC, as representative of the initial purchasers identified therein, pursuant to which, among other things, on the date hereof, the Issuer is issuing $1,225,000,000 of 10.875% Senior Secured Notes due 2032 as Additional Notes (the “Additional 2032 Notes”) as permitted by Section 2.1 of the Indenture;

WHEREAS, the Additional 2032 Notes will have identical terms and conditions as the Initial Notes, other than issue date and issue price;

WHEREAS, the Issuer intends by this First Supplemental Indenture to create and provide for the issuance of the Additional 2032 Notes as Additional Notes under the Indenture;

WHEREAS, pursuant to Section 9.1(7) of the Indenture, the Issuer, the Guarantors, the Trustee, and the Collateral Agent are authorized to execute and deliver this First Supplemental Indenture to provide for the issuance of the Additional 2032 Notes under the Indenture without notice to or consent of any Holder; and

WHEREAS, all things necessary to make the Additional 2032 Notes, when executed by the Issuer and authenticated and delivered by the Trustee, issued upon the terms and subject to the conditions set forth hereinafter and in the Indenture and delivered as provided in the Indenture against payment therefor, valid, binding and legal obligations of the Issuer according to their terms, and all actions required to be taken by the Issuer under the Indenture to make this First Supplemental Indenture a valid, binding and legal agreement of the Issuer, have been done.

NOW, THEREFORE, in consideration of the foregoing and for other good and valuable consideration, the sufficiency and adequacy of which are hereby acknowledged, the parties hereto hereby agree as follows:

ARTICLE 1

DEFINITIONS AND INCORPORATION BY REFERENCE

Section 1.01 Definitions.

(a) All capitalized terms used herein and not otherwise defined herein shall have the meanings ascribed thereto in the Indenture.

(b) For all purposes of this First Supplemental Indenture, except as otherwise herein expressly provided or unless the context otherwise requires: (i) the terms and expressions used herein shall have the same meanings as corresponding terms and expressions used in the Indenture; and (ii) the words “herein,” “hereof” and “hereby” and other words of similar import used in this First Supplemental Indenture refer to this First Supplemental Indenture as a whole and not to any particular section hereof.

ARTICLE 2

ADDITIONAL 2032 NOTES

Section 2.01 Creation of the Additional 2032 Notes. In accordance with Section 2.1(a) of the Indenture, the Issuer hereby creates the Additional 2032 Notes as Additional Notes under the Indenture. The Additional 2032 Notes shall be issued initially in an aggregate principal amount of $1,225,000,000 on the date hereof and will be issued at an issue price of 102.000% of the principal amount thereof plus accrued and unpaid interest from December 22, 2023. Interest on the Additional 2032 Notes shall accrue from December 22, 2023. The Additional 2032 Notes shall be issued as Restricted Notes.

Section 2.02 The Notes. The Additional 2032 Notes initially will be issued in the form of Global Notes as follows:

(a) certificate No. 144A-003 (CUSIP No. 12543D BN9 / ISIN No. US12543DBN93) in the aggregate principal amount of $500,000,000;

(b) certificate No. 144A-004 (CUSIP No. 12543D BN9 / ISIN No. US12543DBN93) in the aggregate principal amount of $500,000,000;

(c) certificate No. 144A-005 (CUSIP No. 12543D BN9 / ISIN No. US12543DBN93) in the aggregate principal amount of $224,000,000; and

(d) certificate No. S-002 (Temporary CUSIP No. U17127AY4 / Temporary ISIN No. USU17127AY47; Permanent CUSIP No. U17127 AX6 / Permanent ISIN No. USU17127AX63) in the aggregate principal amount of $1,000,000.

ARTICLE 3

MISCELLANEOUS

Section 3.01 Ratification of the Indenture.

This First Supplemental Indenture is executed and shall be constructed as an indenture supplement to the Indenture, and as supplemented and modified hereby, the Indenture is in all respects ratified and confirmed, and the Indenture and this First Supplemental Indenture shall be read, taken and constructed as one and the same instrument.

Section 3.02 Real Property Mortgage.

The Issuer shall deliver to the Collateral Agent, within 270 days after the date hereof (or such longer period as the Collateral Agent may agree in its sole discretion): (a) counterparts of amended or amended and restated mortgages securing the Obligations with respect to the Additional 2032 Notes and the Guarantees thereof, duly executed and delivered by the Grantor that is the record owner of each applicable Mortgaged Property that is subject to a mortgage securing the Initial Notes and the Collateral Agent and otherwise suitable for recording and in form and substance sufficient to grant to the Collateral Agent for the benefit of the Senior-Priority Non-ABL Secured Parties a valid mortgage lien on such real property; (b) title searches confirming that there are no Liens of record in violation of the applicable mortgage; (c) modification and date down endorsements to the existing title insurance policies; provided, however, with respect to the Mortgaged Properties located in Texas, a title search and T-38 endorsement, to the extent available, and, with respect to Mortgaged Properties in New Mexico, a title search and a modification endorsement; and (d) local counsel opinions, and any other documents reasonably requested by the Collateral Agent in respect of the amended or amended and restated mortgages.

2

Section 3.03 Notices.

All notices and other communications shall be given as provided in Indenture.

Section 3.04 Governing Law.

THIS FIRST SUPPLEMENTAL INDENTURE AND THE ADDITIONAL 2032 NOTES SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK.

Section 3.05 Successors.

All agreements of the Issuer and each Guarantor in this First Supplemental Indenture and the Additional 2032 Notes shall bind their respective successors. All agreements of the Trustee and the Collateral Agent in this First Supplemental Indenture shall bind their respective successors.

Section 3.06 Multiple Originals.

The parties hereto may sign any number of copies of this First Supplemental Indenture. Each signed copy shall be an original, but all of them together represent the same agreement. Any signature to this First Supplemental Indenture may be delivered by facsimile, electronic mail (including .pdf) or any electronic signature complying with the U.S. Federal ESIGN Act of 2000 or the New York Electronic Signature and Records Act or other transmission method and any counterpart so delivered shall be deemed to have been duly and validly delivered and be valid and effective for all purposes to the fullest extent permitted by applicable law. For the avoidance of doubt, the foregoing also applies to any amendment hereto. Each of the parties represents and warrants to the other parties that it has the corporate capacity and authority to execute this First Supplemental Indenture through electronic means and there are no restrictions for doing so in that party’s constitutive documents.

Section 3.07 Headings.

The headings of the Articles and Sections of this First Supplemental Indenture have been inserted for convenience of reference only, are not intended to be considered a part hereof and shall not modify or restrict any of the terms or provisions hereof.

Section 3.08 Trustee/Collateral Agent Not Responsible for Recitals.

Neither the Trustee nor the Collateral Agent make any representation or warranty as to the validity or sufficiency of this First Supplemental Indenture or with respect to the recitals contained herein, all of which recitals are made solely by the other parties hereto.

[Signature page follows]

3

IN WITNESS WHEREOF, the parties have caused this First Supplemental Indenture to be duly executed as of the date first written above.

CHS/COMMUNITY HEALTH SYSTEMS, INC.

By:	/s/ R. Gabriel Ottinger
Name: R. Gabriel Ottinger
Title: Senior Vice President and Treasurer

COMMUNITY HEALTH SYSTEMS, INC.

By:	/s/ R. Gabriel Ottinger
Name: R. Gabriel Ottinger
Title: Senior Vice President and Treasurer

[Signature Page to First Supplemental Indenture]

Affinity Health Systems, LLC	Health Management General Partner, LLC
Affinity Hospital, LLC	Hernando HMA, LLC
Birmingham Holdings II, LLC	HMA Hospitals Holdings, LP
Birmingham Holdings, LLC	HMA Santa Rosa Medical Center, LLC
Bluffton Health System LLC	HMA Services GP, LLC
Brandon HMA, LLC	HMA-TRI Holdings, LLC
Bullhead City Hospital Corporation	Hospital Management Associates, LLC
Bullhead City Hospital Investment Corporation	Hospital Management Services of Florida, LP
Campbell County HMA, LLC	Jackson HMA, LLC
Carlsbad Medical Center, LLC	Jefferson County HMA, LLC
Carolinas Holdings, LLC	Kay County Hospital Corporation
Carolinas JV Holdings General, LLC	Kay County Oklahoma Hospital Company, LLC
Carolinas JV Holdings II, LLC	Key West HMA, LLC
Carolinas JV Holdings, L.P.	Kirksville Hospital Company, LLC
Central Florida HMA Holdings, LLC	Knox Hospital Company, LLC
Central States HMA Holdings, LLC	Knoxville HMA Holdings, LLC
CHS Receivables Funding, LLC	La Porte Health System, LLC
CHSPSC, LLC	La Porte Hospital Company, LLC
Citrus HMA, LLC	Laredo Texas Hospital Company, L.P.
Clarksville Holdings, LLC	Las Cruces Medical Center, LLC
Cleveland Hospital Company, LLC	Longview Clinic Operations Company, LLC
Cleveland Tennessee Hospital Company, LLC	Longview Medical Center, L.P.
Clinton HMA, LLC	Longview Merger, LLC
Cocke County HMA, LLC	LRH, LLC
Community Health Investment Company, LLC	Lutheran Health Network of Indiana, LLC
CP Hospital GP, LLC	Marshall County HMA, LLC
CPLP, LLC	MCSA, L.L.C.
Crestview Hospital Company, LLC	Metro Knoxville HMA, LLC
Crestwood Healthcare, L.P.	Mississippi HMA Holdings I, LLC
Crestwood Hospital LP, LLC	Mississippi HMA Holdings II, LLC
Crestwood Hospital, LLC	Moberly Hospital Company, LLC
Desert Hospital Holdings, LLC	Naples HMA, LLC
Detar Hospital, LLC	Natchez Hospital Company, LLC
DHFW Holdings, LLC	Navarro Hospital, L.P.
Dukes Health System, LLC	Navarro Regional, LLC
Florida HMA Holdings, LLC	NC-DSH, LLC
Foley Hospital Company, LLC	North Okaloosa Medical Company, LLC
Frankfort Health Partner, Inc.	Northwest Arkansas Hospitals, LLC
Gadsden Regional Medical Center, LLC	Northwest Hospital, LLC
Granbury Hospital Corporation	Northwest Sahuarita Hospital, LLC
Greenbrier VMC, LLC	NOV Holdings, LLC
GRMC Holdings, LLC	NRH, LLC
Hallmark Healthcare Company, LLC	Oak Hill Hospital Corporation
Health Management Associates, LLC	Oro Valley Hospital, LLC
Health Management Associates, LP	Palmer-Wasilla Health System, LLC
Health Management General Partner I, LLC	Poplar Bluff Regional Medical Center, LLC

By:	/s/ R. Gabriel Ottinger
Name: R. Gabriel Ottinger
Title: Senior Vice President and Treasurer

Acting on behalf of each of the Guarantors set forth above

[Signature Page to First Supplemental Indenture]

Port Charlotte HMA, LLC	Triad—El Dorado, Inc.
Punta Gorda HMA, LLC	Triad Healthcare, LLC
QHG Georgia Holdings, Inc.	Triad Holdings III, LLC
QHG of Bluffton Company, LLC	Triad Holdings IV, LLC
QHG of Clinton County, Inc.	Triad Holdings V, LLC
QHG of Enterprise, Inc.	Triad Nevada Holdings, LLC
QHG of Forrest County, Inc.	Triad of Alabama, LLC
QHG of Fort Wayne Company, LLC	Triad-Navarro Regional Hospital Subsidiary, LLC
QHG of Hattiesburg, Inc.	Venice HMA, LLC
QHG of Springdale, Inc.	VHC Medical, LLC
Regional Hospital of Longview, LLC	Vicksburg Healthcare, LLC
River Oaks Hospital, LLC	Victoria Hospital, LLC
River Region Medical Corporation	Victoria of Texas, L.P.
ROH, LLC	Warsaw Health System LLC
Roswell Hospital Corporation	Webb Hospital Corporation
Scranton Holdings, LLC	Webb Hospital Holdings, LLC
Scranton Hospital Company, LLC	Wesley Health System LLC
Siloam Springs Arkansas Hospital Company, LLC	WHMC, LLC
Siloam Springs Holdings, LLC	Wilkes-Barre Behavioral Hospital Company, LLC
Southeast HMA Holdings, LLC	Wilkes-Barre Holdings, LLC
Southwest Florida HMA Holdings, LLC	Wilkes-Barre Hospital Company, LLC
Statesville HMA, LLC	Woodland Heights Medical Center, LLC
Tennessee HMA Holdings, LP	Woodward Health System, LLC
Tennyson Holdings, LLC

By:	/s/ R. Gabriel Ottinger
Name: R. Gabriel Ottinger
Title: Senior Vice President and Treasurer

Acting on behalf of each of the Guarantors set forth above

[Signature Page to First Supplemental Indenture]

TRUSTEE:

REGIONS BANK, as trustee

By:	/s/ Vanessa Williams
Name: Vanessa Williams
Title: Vice President

[Signature Page to First Supplemental Indenture]

COLLATERAL AGENT:

U.S. BANK TRUST COMPANY, NATIONAL ASSOCIATION

By:	/s/ Shannon Matthews
Name: Shannon Matthews
Title: Assistant Vice President

[Signature Page to First Supplemental Indenture]